AMCAP Fund
February 28, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$113,184
Class B	$-
Class C	$-
Class F-1	$7,982
Class F-2	$35,661
Class F-3	$-
Total	$156,827
Class 529-A	$5,260
Class 529-B	$-
Class 529-C	$-
Class 529-E	$110
Class 529-F-1	$502
Class R-1	$-
Class R-2	$-
Class R-2E	$50
Class R-3	$1,479
Class R-4	$4,896
Class R-5	$8,838
Class R-5E*	$-
Class R-6	$64,185
Total	$85,320
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1200
Class B	$-
Class C	$-
Class F-1	$0.0977
Class F-2	$0.1830
Class F-3	$-
Class 529-A	$0.1006
Class 529-B	$-
Class 529-C	$-
Class 529-E	$0.0428
Class 529-F-1	$0.1581
Class R-1	$-
Class R-2	$-
Class R-2E	$0.0945
Class R-3	$0.0338
Class R-4	$0.1143
Class R-5E	$0.1488
Class R-5	$0.1926
Class R-6	$0.2071
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	946,051
Class B	331
Class C	58,367
Class F-1	80,572
Class F-2	215,718
Class F-3	106
Total	1,301,145
Class 529-A	53,546
Class 529-B	49
Class 529-C	13,319
Class 529-E	2,604
Class 529-F-1	3,265
Class R-1	3,914
Class R-2	22,343
Class R-2E	771
Class R-3	43,988
Class R-4	43,323
Class R-5	45,914
Class R-5E*	-
Class R-6	331,113
Total	564,149
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$28.82
Class B	$26.10
Class C	$25.74
Class F-1	$28.58
Class F-2	$28.98
Class F-3	$28.83
Class 529-A	$28.54
Class 529-B	$25.85
Class 529-C	$25.89
Class 529-E	$27.87
Class 529-F-1	$28.74
Class R-1	$26.41
Class R-2	$26.40
Class R-2E	$28.61
Class R-3	$28.01
Class R-4	$28.58
Class R-5E	$28.85
Class R-5	$29.16
Class R-6	$29.09
* Amount less than one thousand